UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K
______________________

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

AURA SYSTEMS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2335 Alaska Avenue, El Segundo California 90245
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 643-5300

Not Applicable
(Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)
Salvador Díaz-Verson resigned from the Board of Directors of Aura Systems, Inc. (the “Company”) on March 30, 2005. Although dated March 30, 2005, the letter of resignation was received by the Company on April 5, 2005. Mr. Díaz-Verson also served as the Chairman of the Compensation Committee of the Board of Directors at the time of his resignation.

In his letter of resignation, Mr. Díaz-Verson cited several disagreements with certain members of the Board of Directors. These disagreements include whether the extension of time to consummate the transactions contemplated by an agreement for the sale of the Company’s real property (the “Real Estate Purchase Agreement”) was properly granted by the Board of Directors or was granted by the Chairman of the Board without authority. Mr. Díaz-Verson also cited the possibility of self-dealing by some directors and shareholders in connection with the Real Estate Purchase Agreement and other transactions, and questioned whether the terms of the Real Estate Purchase Agreement are still in the Company’s best interest.

In his letter of resignation, Mr. Díaz-Verson also cited the controversy over the previously reported resignation and/or removal of Mr. Izhar Fernbach from the Board of Directors. As described in the Company’s Current Report on Form 8-K dated March 25, 2005, Mr. Fernbach had been elected to the Board of Directors under the terms of a Shareholder Agreement dated as of August 19, 2004 (the “Shareholder Agreement”) between the Company and a number of its shareholders (the “Series B Shareholders”) in connection with the issuance of Series B Convertible Preferred Stock, par value $.005, and the issuance of promissory notes by some of the Series B Shareholders to the Company in connection with the payment for such stock (each, a “Purchase Money Note”). The Shareholder Agreement grants to each of four Series B Shareholders who are parties thereto the right to designate a member of the Company’s Board of Directors, for a total of four directors. Mr. Fernbach was the designee of one such Series B Shareholder, who subsequently defaulted on his obligations to the Company under his Purchase Money Note; therefore, that shareholder’s rights to designate a member of the Company’s Board of Directors terminated and Mr. Fernbach resigned. The default by such Series B Shareholder under his Purchase Money Note, and the related resignation of Mr. Fernbach, is disputed by certain directors of the Company. The Series B Shareholder who designated Mr. Fernbach is also a party to the Real Estate Purchase Agreement.

Additionally, in his letter of resignation, Mr. Díaz-Verson questioned the continued presence on the Board of Directors of Mr. Adi Harari, the designee of another Series B Shareholder who is a party to both the Shareholder Agreement and the Real Estate Purchase Agreement and who is also in default under his Purchase Money Note. The default by such Series B Shareholder under his Purchase Money Note is disputed by certain directors of the Company.

As required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Company has provided Mr. Díaz-Verson a copy of the disclosures it is making in response to this Item 5.02 of this report on Form 8-K. In addition, the Company will (i) provide Mr. Díaz-Verson the opportunity to furnish to the Company as promptly as possible a letter addressed to the Company stating whether he agrees with the statements made in response to this Item 5.02 of this report on Form 8-K and, if not, stating the respects in which he does not agree; and (ii) file any letter received by the Company from Mr. Díaz-Verson with the SEC as an exhibit by an amendment to this report on Form 8-K within two business days after receipt by the Company.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits

5.1     Letter of Resignation of Salvador Díaz-Verson dated March 30, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2005	AURA SYSTEMS, INC.
	By:	/s/ Raymond Yu
Raymond Yu
President and Chief Executive Officer

EXHIBIT INDEX

No.    Document

5.1     Letter of Resignation of Salvador Díaz-Verson dated March 30, 2005